    News Release (NYSE:RPT)

RPT REALTY REPORTS THIRD QUARTER 2019 RESULTS; RAISES FULL YEAR 2019 OUTLOOK

•Net income attributable to common shareholders for the third quarter 2019 of $3.8 million, or $0.05 per diluted share, compared to $8.4 million, or $0.10 per diluted share for the same period in 2018.

•Raised the midpoint of 2019 guidance assumptions for Same property NOI growth by 25 basis points to 4.00% and operating FFO per share by $0.01 cents to $1.09 per share.

•Same property net operating income ("Same property NOI") increased 4.7% in the third quarter and 4.4% year-to-date compared to the same periods in 2018.

•Same property NOI growth in the third quarter 2019 was driven by a 3.5% increase in base rent.

•Received binding commitments for a $660 million amended and restated unsecured credit facility.

NEW YORK, October 30, 2019 - RPT Realty (NYSE:RPT) (the "Company") today announced its financial and operating results for the quarter ended September 30, 2019.

"Our third quarter results again exceeded our projections, which is a direct reflection of the positive changes that have been implemented at RPT since June of last year," said Brian Harper, President and Chief Executive Officer. "The improvements we have made across the platform are clearly evident in our year-to-date same property NOI growth of 4.4% and growth of 4.7% for the third quarter. In October, we obtained commitments for our $660 million credit facility which, upon close, will proactively address our maturities over the next few years while capitalizing on the current low interest rate environment. With strong tailwinds from our 2019 leasing activity and our near term financing needs addressed, we head into 2020 with great confidence and strong visibility into our business."

FINANCIAL RESULTS

Net income attributable to common shareholders for the third quarter 2019 of $3.8 million, or $0.05 per diluted share, compared to $8.4 million, or $0.10 per diluted share for the same period in 2018.

FFO for the third quarter 2019 of $24.7 million, or $0.28 per diluted share, compared to $26.0 million, or $0.29 per diluted share for the same period in 2018. The change in FFO was primarily driven by the Company's non-core asset disposition program that concluded in the first quarter 2019 that was partially offset by a decline in management reorganization and severance costs associated with recent executive management changes.

Operating FFO for the third quarter 2019 of $25.1 million, or $0.28 per diluted share, compared to $28.4 million or $0.32 per diluted share for the same period in 2018. The change in Operating FFO was primarily driven by the Company's non-core asset disposition program that concluded in the first quarter 2019. Operating FFO for the third quarter 2019 excludes certain net non-recurring costs that totaled $0.4 million, primarily attributable to executive management reorganization costs tied to a performance award related to the Company's former Chief Executive Officer.

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OPERATING RESULTS

Same property NOI during the third quarter 2019 increased 4.7% compared to the same period in 2018. Same property NOI growth for the third quarter 2019 was primarily driven by higher base rent of 3.5%.

During the third quarter 2019, the Company signed 54 leases totaling 227,516 square feet. Blended re-leasing spreads on comparable leases were 7.1% with an Annualized Base Rent ("ABR") of $18.78 per square foot. Re-leasing spreads on comparable new and renewal leases were 7.5% and 7.1%, respectively.

As of September 30, 2019, the Company had $3.3 million of signed not commenced ABR that is scheduled to commence over the next twelve months.

The table below summarizes the Company's leased rate and occupancy results at September 30, 2019, June 30, 2019 and September 30, 2018.

	September 30, 2019	June 30, 2019	September 30, 2018
Consolidated Portfolio
Leased rate	94.7%	94.9%	94.2%
Occupancy	93.1%	92.4%	90.8%
Anchor (GLA of 10,000 square feet or more)
Leased rate	97.5%	97.5%	96.7%
Occupancy	96.3%	95.3%	93.4%
Small Shop (GLA of less than 10,000 square feet)
Leased rate(1)	88.2%	88.8%	88.1%
Occupancy	85.7%	85.7%	84.4%
(1) The third quarter 2019 Small Shop Leased and Occupancy rates were impacted by the closures of four Charming Charlie and three Avenue spaces

BALANCE SHEET

The Company ended the third quarter 2019 with liquidity of $398.1 million, including $48.2 million in cash equivalents and restricted cash and $349.8 million of availability on its unsecured revolving credit facility. At September 30, 2019, the Company had approximately $934.2 million of consolidated debt and finance lease obligations, which resulted in a net debt to annualized proforma adjusted EBITDA ratio of 6.6x. Consolidated debt had a weighted average interest rate of 4.08% and a weighted average maturity, excluding scheduled amortization, of 4.6 years.

FINANCING ACTIVITY

The Company announced today that subsequent to quarter end, it received binding commitments for a $660 million amended and restated unsecured credit facility, an increase of $100 million over the Company’s existing unsecured credit facilities. In anticipation of the new credit facility, in August, the Company entered into forward interest rate swap agreements with a total notional amount of $150 million with expirations between 2025 and 2027 and a weighted average fixed interest rate of 1.37% before consideration of any applicable margin. See our separate press release RPT Realty Announces Binding Commitments For A $660 Million Unsecured Credit Facility (the "Facility") for additional details.

DISPOSITION UPDATE

On August 16, 2019, the Company sold its last remaining joint venture property, Nora Plaza, in Indianapolis, Indiana for gross sales proceeds of $29.0 million. The company received $2.0 million for its 7% share in the property.

DIVIDEND

On October 29, 2019, the Company’s Board of Trustees declared a fourth quarter 2019 regular cash dividend of $0.22 per common share. The Board of Trustees also approved a fourth quarter 2019 Series D convertible preferred share dividend of $0.90625 per share. The dividends for the period October 1, 2019 through December 31, 2019 are payable on January 2, 2019 to shareholders of record on December 20, 2019.

2019 GUIDANCE

The Company's previously provided 2019 earnings guidance has been updated as shown in the table below.

Guidance item	Prior 2019 Guidance Range			Updated 2019 Guidance Range			3Q 2019	YTD
Net income per common share (diluted)	$0.20	to	$0.22	$0.20	to	$0.22	$0.05	$0.17
Same property NOI growth	3.25%	to	4.25%	3.75%	to	4.25%	4.7%	4.4%
General and administrative expenses (in millions)(1)	$23.75	to	$25.00	$23.75	to	$25.00	$5.9	$17.9
Dispositions (in millions)(2)	$68.5			$68.5			$0.0	$68.5
Operating FFO per diluted share	$1.07	to	$1.09	$1.08	to	$1.10	$0.28	$0.82
(1} Excludes the impact of non-recurring executive transition and employee severance charges and gains as noted in the Reconciliation of Non-GAAP Financial Measures Funds from Operations section of the release

(2) Excludes land / outparcel and joint venture dispositions

CONFERENCE CALL/WEBCAST:

The Company will host a live broadcast of its third quarter 2019 conference call on Thursday, October 31, 2019 at 9:00 a.m. (ET) to discuss its financial and operating results.

Date:	Thursday, October 31, 2019
Time:	9:00 a.m. ET
Dial in #:	(877) 705-6003
International Dial in #	(201) 493-6725
Webcast:	investors.rptrealty.com

A telephonic replay of the call will be available through November 7, 2019.  The replay can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers and entering passcode 13693469.  A webcast replay will also be archived on the Company’s website for twelve months.

SUPPLEMENTAL MATERIALS

The Company’s quarterly financial and operating supplement is available on its corporate web site at rptrealty.com. If you wish to receive a copy via email, please send requests to invest@rptrealty.com.

RPT Realty owns and operates a national portfolio of open-air shopping destinations principally located in top U.S. markets. The Company's locally-curated consumer experiences reflect the lifestyles of its diverse neighborhoods and match the modern expectations of its retail partners. The Company is a fully integrated and self-administered REIT publicly traded on the New York Stock Exchange under the ticker symbol RPT. As of September 30, 2019, the Company's portfolio consisted of 48 shopping centers representing 11.8 million square feet. As of September 30, 2019, the Company’s portfolio was 94.7% leased. For additional information about the Company please visit rptrealty.com.

This press release contains forward-looking statements that represent the Company’s expectations and projections for the future. Management of the Company believes the expectations reflected in any forward-looking statements made in this press release are based on reasonable assumptions. Certain factors could occur that might cause actual results to vary, including that the conditions to execution and closing of the Facility may not be met, deterioration in national economic conditions, weakening of real estate markets, decreases in the availability of credit, increases in interest rates, adverse changes in the retail industry, our continuing ability to qualify as a REIT and other factors discussed in the Company’s reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date hereof and the Company expressly disclaims any obligation to update any forward-looking statements.

Company Contact:
Vin Chao, Vice President - Finance
19 W 44th St. 10th Floor, Ste 1002
New York, New York 10036
vchao@rptrealty.com
(212) 221-1752

RPT REALTY
OPERATING FFO ATTRIBUTABLE TO COMMON AND OP UNIT HOLDERS GUIDANCE

	Per Share Guidance Range
	Full Year 2019
	Low		High
Net income available to common shareholders	$0.20	to	$0.22
Depreciation and amortization	0.87	to	0.87
Convertible preferred dividend	0.07	to	0.07
Net income attributable to noncontrolling interests	0.01	to	0.01
Share count adjustment(1)	(0.02)	to	(0.02)
(Gain)/Loss on sale of investment properties	(0.07)	to	(0.07)
Non-recurring costs/(gains) excluded from OFFO	0.02	to	0.02
OFFO available to common shareholders and dilutive securities	$1.08	to	$1.10
(1) OP Units and Convertible Preferred shares are excluded from the diluted share count for Net Income, but included for OFFO

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RPT REALTY
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)
(unaudited)
	September 30, 2019	December 31, 2018

ASSETS
Income producing properties, at cost:
Land	$361,941	$373,490
Buildings and improvements	1,613,446	1,652,283
Less accumulated depreciation and amortization	(377,709)	(358,195)
Income producing properties, net	1,597,678	1,667,578
Construction in progress and land available for development	52,965	53,222
Net real estate	1,650,643	1,720,800
Equity investments in unconsolidated joint ventures	70	1,572
Cash and cash equivalents	44,472	41,064
Restricted cash and escrows	3,764	3,658
Accounts receivable, net	21,788	23,802
Acquired lease intangibles, net	35,676	44,432
Operating lease right-of-use assets	19,379	—
Other assets, net	89,973	93,112
TOTAL ASSETS	$1,865,765	$1,928,440

LIABILITIES AND SHAREHOLDERS' EQUITY
Notes payable, net	$933,509	$963,149
Finance lease obligation	975	975
Accounts payable and accrued expenses	54,586	56,355
Distributions payable	19,778	19,728
Acquired lease intangibles, net	41,243	48,647
Operating lease liabilities	18,214	—
Other liabilities	7,967	8,043
TOTAL LIABILITIES	1,076,272	1,096,897

Commitments and Contingencies

RPT Realty ("RPT") Shareholders' Equity:
Preferred shares of beneficial interest, $0.01 par, 2,000 shares authorized: 7.25% Series D Cumulative Convertible Perpetual Preferred Shares, (stated at liquidation preference $50 per share), 1,849 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	92,427	92,427
Common shares of beneficial interest, $0.01 par, 120,000 shares authorized, 79,850 and 79,734 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	798	797
Additional paid-in capital	1,168,299	1,164,848
Accumulated distributions in excess of net income	(489,733)	(450,130)
Accumulated other comprehensive income	(941)	4,020
TOTAL SHAREHOLDERS' EQUITY ATTRIBUTABLE TO RPT	770,850	811,962
Noncontrolling interest	18,643	19,581
TOTAL SHAREHOLDERS' EQUITY	789,493	831,543
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,865,765	$1,928,440

RPT REALTY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
REVENUE
Rental income	$57,809	$63,132	$172,808	$193,822
Other property income	1,024	997	3,004	2,858
Management and other fee income	88	88	178	222
TOTAL REVENUE	58,921	64,217	175,990	196,902

EXPENSES
Real estate tax expense	9,123	11,037	27,667	31,796
Recoverable operating expense	6,180	6,301	18,204	19,248
Non-recoverable operating expense	2,463	1,863	7,662	5,334
Depreciation and amortization	20,018	21,150	59,865	65,719
Acquisition costs	—	—	—	233
General and administrative expense	6,249	7,626	18,845	25,532
Provision for impairment	—	—	—	216
TOTAL EXPENSES	44,033	47,977	132,243	148,078

OPERATING INCOME	14,888	16,240	43,747	48,824

OTHER INCOME AND EXPENSES
Other (expense) income, net	4	(240)	(227)	(55)
Gain on sale of real estate	—	—	6,073	181
Earnings from unconsolidated joint ventures	373	297	453	570
Interest expense	(9,917)	(11,045)	(30,350)	(32,354)
Other gain on unconsolidated joint ventures	237	5,208	237	5,208
Loss on extinguishment of debt	—	—	(622)	—
INCOME BEFORE TAX	5,585	10,460	19,311	22,374
Income tax provision	(11)	(96)	(82)	(147)
NET INCOME	5,574	10,364	19,229	22,227
Net income attributable to noncontrolling partner interest	(129)	(239)	(448)	(514)
NET INCOME ATTRIBUTABLE TO RPT	5,445	10,125	18,781	21,713
Preferred share dividends	(1,676)	(1,676)	(5,026)	(5,026)
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$3,769	$8,449	$13,755	$16,687

EARNINGS PER COMMON SHARE
Basic	$0.05	$0.10	$0.17	$0.21
Diluted	$0.05	$0.10	$0.17	$0.20

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	79,848	79,712	79,786	79,547
Diluted	80,540	80,450	80,479	79,939

RPT REALTY
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FUNDS FROM OPERATIONS
(In thousands, except per share data)
(unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income	$5,574	$10,364	$19,229	$22,227
Net income attributable to noncontrolling partner interest	(129)	(239)	(448)	(514)
Preferred share dividends	(1,676)	(1,676)	(5,026)	(5,026)
Net income available to common shareholders	3,769	8,449	13,755	16,687
Adjustments:
Rental property depreciation and amortization expense	19,787	21,081	59,436	65,556
Pro-rata share of real estate depreciation from unconsolidated joint ventures	7	32	35	177
Gain on sale of depreciable real estate	—	—	(5,702)	—
Gain on sale of joint venture depreciable real estate	(385)	(307)	(385)	(307)
Other gain on unconsolidated joint ventures	(237)	(5,208)	(237)	(5,208)
FFO available to common shareholders	22,941	24,047	66,902	76,905

Noncontrolling interest in Operating Partnership (1)	129	239	448	514
Preferred share dividends (assuming conversion) (2)	1,676	1,676	5,026	5,026
FFO available to common shareholders and dilutive securities	$24,746	$25,962	$72,376	$82,445

Gain on sale of land	—	—	(371)	(181)
Provision for impairment on land available for development	—	—	—	216
Severance expense (3)	32	856	130	925
Executive management reorganization, net (3)(4)	329	1,592	775	9,534
Acquisition costs	—	—	—	233
Cost associated with early extinguishment of debt	—	—	622	—
Other gain	—	—	—	(398)
Operating FFO available to common shareholders and dilutive securities	$25,107	$28,410	$73,532	$92,774

Weighted average common shares	79,848	79,712	79,786	79,547
Shares issuable upon conversion of Operating Partnership Units (1)	1,909	1,909	1,909	1,914
Dilutive effect of restricted stock	692	738	693	392
Shares issuable upon conversion of preferred shares (2)	6,954	6,830	6,954	6,830
Weighted average equivalent shares outstanding, diluted	89,403	89,189	89,342	88,683

FFO available to common shareholders and dilutive securities per share, diluted	$0.28	$0.29	$0.81	$0.93

Operating FFO available to common shareholders and dilutive securities per share, diluted	$0.28	$0.32	$0.82	$1.05

Dividend per common share	$0.22	$0.22	$0.66	$0.66
Payout ratio - Operating FFO	78.6%	68.8%	80.5%	62.9%

(1)The total noncontrolling interest reflects OP units convertible 1:1 into common shares.
(2)Series D convertible preferred shares are paid annual dividends of $6.7 million and are currently convertible into approximately 7.0 million shares of common stock. They are dilutive only when earnings or FFO exceed approximately $0.24 per diluted share per quarter and $0.96 per diluted share per year. The conversion ratio is subject to adjustment based upon a number of factors, and such adjustment could affect the dilutive impact of the Series D convertible preferred shares on FFO and earning per share in future periods.
(3)Amounts noted are included in General and Administrative expense on the Condensed Consolidated Statements of Operations
(4)3Q19 activity primarily includes performance award expense related to the Company's former Chief Executive Officer. 3Q18 includes severance, accelerated vesting of restricted stock and performance award charges associated with former executives, in addition to relocation expenses and cash inducement bonuses related to the Company's current executive team.

RPT REALTY
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(amounts in thousands)
(unaudited)

Reconciliation of net income available to common shareholders to Same Property NOI

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income available to common shareholders	$3,769	$8,449	$13,755	$16,687
Preferred share dividends	1,676	1,676	5,026	5,026
Net income attributable to noncontrolling partner interest	129	239	448	514
Income tax provision	11	96	82	147
Interest expense	9,917	11,045	30,350	32,354
Costs associated with early extinguishment of debt	—	—	622	—
Earnings from unconsolidated joint ventures	(373)	(297)	(453)	(570)
Gain on sale of real estate	—	—	(6,073)	(181)
Other gain on unconsolidated joint ventures	(237)	(5,208)	(237)	(5,208)
Other expense (income), net	(4)	240	227	55
Management and other fee income	(88)	(88)	(178)	(222)
Depreciation and amortization	20,018	21,150	59,865	65,719
Acquisition costs	—	—	—	233
General and administrative expenses	6,249	7,626	18,845	25,532
Provision for impairment	—	—	—	216
Lease termination fees	(102)	(3)	(334)	(108)
Amortization of lease inducements	135	44	359	130
Amortization of acquired above and below market lease intangibles, net	(2,172)	(1,345)	(5,544)	(8,733)
Straight-line ground rent expense	77	77	230	230
Straight-line rental income	(567)	(728)	(1,951)	(2,290)
NOI	38,438	42,973	115,039	129,531
NOI from Other Investments	813	(5,468)	2,070	(17,329)
Same Property NOI	$39,251	$37,505	$117,109	$112,202

RPT REALTY
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(amounts in thousands)
(unaudited)

	Three Months Ended September 30,
	2019		2018
Reconciliation of net income to annualized proforma adjusted EBITDA
Net income	$5,574		$10,364
Interest expense	9,917		11,045
Income tax provision	11		96
Depreciation and amortization	20,018		21,150
Pro-rata adjustments from unconsolidated entities	7		32
Gain on sale of joint venture depreciable real estate	(385)		(307)
Other gain on unconsolidated joint ventures	(237)		(5,208)
EBITDAre	34,905		37,172

Severance expense	32		856
Executive management reorganization, net	329		1,592
Adjusted EBITDA	35,266		39,620
Proforma adjustments (1)	(1,606)		—
Proforma adjusted EBITDA	$33,660		$39,620
Annualized proforma adjusted EBITDA	$134,640		$158,480

Reconciliation of Notes Payable, net to Net Debt
Notes payable, net	$933,509		$1,047,113
Unamortized premium	(2,226)		(3,195)
Deferred financing costs, net	1,911		3,249
Consolidated notional debt	933,194		1,047,167
Finance lease obligation	975		1,022
Cash, cash equivalents and restricted cash	(48,236)		(19,736)
Net debt	$885,933		$1,028,453

Reconciliation of interest expense to total fixed charges
Interest expense	$9,917		$11,045
Preferred share dividends	1,676		1,676
Scheduled mortgage principal payments	648		635
Total fixed charges	$12,241		$13,356

Net debt to annualized proforma adjusted EBITDA	6.6	x	6.5	x
Interest coverage ratio (proforma adjusted EBITDA / interest expense)	3.4	x	3.6	x
Fixed charge coverage ratio (proforma adjusted EBITDA / fixed charges)	2.7	x	3.0	x

(1)3Q19 excludes $1.4 million from the acceleration of a below market lease and $0.2 million of income from dispositions. The proforma adjustments treat the activity as if they occurred at the start of each quarter.

RPT Realty
Non-GAAP Financial Definitions

Certain of our key performance indicators are considered non-GAAP financial measures. Management uses these measures along with our GAAP financial statements in order to evaluate our operations results. We believe these additional measures provide users of our financial information additional comparable indicators of our industry, as well as our performance.

Funds From Operations (FFO) Available to Common Shareholders
As defined by the National Association of Real Estate Investment Trusts (NAREIT), Funds From Operations (FFO) represents net income computed in accordance with generally accepted accounting principles, excluding gains (or losses) from sales of depreciable property and impairment provisions on depreciable real estate or on investments in non-consolidated investees that are driven by measurable decreases in the fair value of depreciable real estate held by the investee, plus depreciation and amortization of depreciable real estate, (excluding amortization of financing costs). Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect funds from operations on the same basis. We have adopted the NAREIT definition in our computation of FFO available to common shareholders.

Operating FFO Available to Common Shareholders
In addition to FFO available to common shareholders, we include Operating FFO available to common shareholders as an additional measure of our financial and operating performance. Operating FFO excludes acquisition costs and periodic items such as gains (or losses) from sales of land and impairment provisions on land available for development, bargain purchase gains, severance expense, executive management reorganization costs, net, accelerated amortization of debt premiums and gains or losses on extinguishment of debt that are not adjusted under the current NAREIT definition of FFO. We provide a reconciliation of FFO to Operating FFO. FFO and Operating FFO should not be considered alternatives to GAAP net income available to common shareholders or as alternatives to cash flow as measures of liquidity.

While we consider FFO available to common shareholders and Operating FFO available to common shareholders useful measures for reviewing our comparative operating and financial performance between periods or to compare our performance to different REITs, our computations of FFO and Operating FFO may differ from the computations utilized by other real estate companies, and therefore, may not be comparable. We recognize the limitations of FFO and Operating FFO when compared to GAAP net income available to common shareholders. FFO and Operating FFO available to common shareholders do not represent amounts available for needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. In addition, FFO and Operating FFO do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the payment of dividends. FFO and Operating FFO are simply used for reviewing our comparative operating and financial performance between periods or to compare our performance to different REITs. Our computations of FFO and Operating FFO may differ from the computations utilized by other real estate companies, and therefore, may not be comparable.

Net Operating Income (NOI)
Net Operating Income (NOI) is calculated using consolidated net income available to common shareholders and adjusted to exclude preferred share dividends, net income/loss attributable to noncontrolling partner interest, income tax provisions, interest expense and other associated debt costs, earnings from unconsolidated joint ventures, management and other fee income, depreciation and amortization, acquisition costs, general and administrative expenses, provisions for impairments, lease termination fees, straight-line rent/expense, amortization of above/below market rent and lease inducements. NOI consists of Same Property NOI and NOI from Other Investment Properties.

Same Property NOI and NOI from Other Investments
Same Property NOI and NOI from Other Investments are supplemental non-GAAP financial measures of real estate companies' operating performance. Same Property NOI is considered by management to be a relevant performance measure of our operations because it includes only the NOI of comparable consolidated operating properties for the reporting period. Same Property NOI for the three and nine months ended September 30, 2019 represents NOI from the Company's same property portfolio consisting of 46 consolidated operating properties acquired or placed in service and stabilized prior to January 1, 2018. Same Property NOI excludes properties under redevelopment or where activities have started in preparation for redevelopment. A property is designated as a redevelopment when planned improvements significantly impact the property. Same Property NOI is calculated using consolidated operating income and adjusted to exclude management and other fee income, depreciation and amortization, general and administrative expense, provision for impairment and non-comparable income and expense adjustments such as straight-line rents, lease termination fees, above/below market rents, and other non-comparable operating income and expense adjustments. NOI from Other Investments for the three and nine months ended September 30, 2019 and 2018 represents NOI primarily from (i) properties disposed of during 2018 and 2019, (ii) Webster Place and Rivertowne Square where the Company has begun activities in anticipation of future redevelopment, (iii) certain property related employee compensation and benefits expense and (iv) non-comparable operating income and expense adjustments.

Same Property NOI and NOI from Other Investments should not be considered an alternative to net income in accordance with GAAP or as a measure of liquidity. Our method of calculating Same Property NOI and NOI from Other Investments may differ from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

RPT Realty
Non-GAAP Financial Definitions (continued)

EBITDAre/Adjusted EBITDA/Proforma Adjusted EBITDA
NAREIT defines EBITDAre as net income computed in accordance with GAAP, plus interest expense, income tax expense (benefit), depreciation and amortization and impairment of depreciable real estate and in substance real estate equity investments; plus or minus gains or losses from sales of operating real estate assets and interests in real estate equity investments; and adjustments to reflect our share of unconsolidated real estate joint ventures and partnerships for these items. The Company calculates EBITDAre in a manner consistent with the NAREIT definition. The Company also presents Adjusted EBITDA which is EBITDAre net of severance expense and other non-recurring items. EBITDAre and Adjusted EBITDA should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. Proforma Adjusted EBITDA further adjusts for the effect of the acquisition or disposition of properties during the period.

Occupancy
Occupancy is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the number of square feet of such property economically occupied by tenants under leases with an initial term of greater than one year, to (b) the aggregate number of square feet for such property.

Leased Rate
Lease Rate is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the number of square feet of such property occupied by tenants at the time the lease was executed with an initial term of greater than one year, to (b) the aggregate number of square feet for such property.

Metropolitan Statistical Area (MSA)
Metropolitan Statistical Area (MSA) information is sourced from the United States Census Bureau and rank is determined based on the most recently available population estimates.